UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

COLLAB Z INC.

(Exact name of registrant as specified in its charter)

Nevada	333-288817	99-3072058
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

29 Orinda Way, Unit 2060, Orinda, CA 94563

(Address of principal executive offices) (zip code)

(857) 321-1067

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2026, Collab Z Inc. (the “Company”) executed securities purchase agreements (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), up to (i) 1,250,000 shares (the “Shares”) of the Company’s newly-designated Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C”), at a price per share of $4.00, for an aggregate of up to Five Million Dollars ($5,000,000) (the “Purchase Price”).

Pursuant to the Certificate of Designation of Series C Convertible Preferred Stock of Collab Z Inc., which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designation”), the Series C is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share equal to 90% of the Company’s Initial Public Offering (“IPO”) price or other qualified public offering price, qualified financing offering price, or qualified disposition price, subject to adjustment, as defined in the Certificate of Designation.

Upon receipt of funds by the escrow agent, Continental Stock Transfer & Trust (the “Escrow Agent”), the Purchase Price payable by the Investors shall be deposited into a segregated escrow account, pursuant to the terms of an escrow agreement between the Company and the Escrow Agent, and disbursed in accordance therewith, which funds shall be released to the Company only upon the consummation of an IPO or, upon a redemption or termination pursuant to the Securities Purchase Agreement, released to the Investors in an amount equal to the principal invested plus all accrued and unpaid dividends.

If the Company has not completed an IPO on or before September 30, 2026, the Company shall return to each Investor the full amount of Purchase Price paid by such Investor under this Securities Purchase Agreement, without interest or deduction, within 10 business days. Upon payment of the Purchase Price, the Shares issued to such Investors shall be deemed automatically cancelled and the Investors shall have no further rights with respect to the Shares under this Agreement.

The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Shares to each Investor is a separate sale and issuance. The closing of the issuance of Shares is expected to occur on or about February 2, 2026. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The securities issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series C, and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

The Securities Purchase Agreement contains certain representations and warranties, which were made solely for the benefit of the parties to the Securities Purchase Agreement and are customary for similar transactions. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The information in this Item 1.01 is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase, or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In the event the Company does not consummate an IPO on or before September 30, 2026, the Company would be required to return the full amount of Five Million Dollars ($5,000,000) paid by such Investor under this Securities Purchase Agreement, without interest or deduction, within 10 business days.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K under “Securities Purchase Agreement,” which description is incorporated herein by reference, the Company offered and sold up to 1,250,000 shares of its newly created Series C at a price of $4.00 per share to the Investors pursuant to the Securities Purchase Agreement. The Company offered and sold the shares of Series C to the Investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Securities Purchase Agreements contained representations of the Investors that each was an “accredited investor” as defined in Rule 501 under the Securities Act and that the shares of Series C were acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On December 22, 2025, the Board of Directors (“Board”) of the Company authorized the Certificate of Designation. The Certificate of Designation was filed with the State of Nevada Secretary of State on January 23, 2026. The Series C ranks senior to the Company’s Common Stock, the Company’s Series B Convertible Preferred Stock (“Series B”), and any other class of securities that is specifically designated as junior to the Series C (collectively the “Junior Securities”). The Series C has a stated value per share of $4.00, subject to adjustment as provided in the Certificate (the “Stated Value”), and a dividend rate of 8% per annum of the liquidation value of the shares, which, with respect to any share on any given date, is $4.00 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series C).

Dividends shall accrue commencing on the date on which the purchase price for such shares of Series C is funded to the Company. At any time after the initial issuance of shares of Series C, in the event that (i) a Qualified Public Offering (as defined in the Certificate of Designation) is not consummated on or before September 30, 2026, or (ii) the Securities Purchase Agreement is terminated for any reason before the Qualified Public Offering, the Company shall redeem for cash all (and not less than all) of the outstanding shares of Series C pursuant to the terms of the Securities Purchase Agreement, as applicable.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the holders of shares of Series C then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all shares held by such holder, plus all unpaid accrued and accumulated dividends on all such shares (whether or not declared).

The Series C does not carry any voting rights with respect to any and all matters presented to the common stockholders of the Company for their action or consideration (whether at a meeting of stockholders of the Company, by written action of stockholders in lieu of a meeting or otherwise).

The forms of Certificate of Designation and Securities Purchase Agreement are filed as Exhibits 3.1 and 10.1 respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Securities Purchase Agreement and the Certificate of Designation are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Form of Certificate of Designation of Series C Convertible Preferred Stock of Collab Z Inc.
10.1	Form of Securities Purchase Agreement dated January 19, 2026, by and between Collab Z Inc. and Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAB Z INC.

Date: January 23, 2026	By:	/s/ Qiaojun Lai
	Name:	Qiaojun Lai
	Title:	Chief Executive Officer

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